American Realty Capital Healthcare Trust III, Inc.

405 Park Avenue, New York, NY 10022

T: (212) 415-6500 F: (212) 230-1847

December 24, 2015

Notice to Participants:

American Realty Capital Healthcare Trust III, Inc. (the “Company”) hereby notifies you, as a participant in the Company’s Distribution Reinvestment Plan (the “DRIP”), that, pursuant to the terms of the DRIP, the Company has temporarily suspended the DRIP. As a result, the distribution payable on January 5, 2016 will be paid to you in cash and no DRIP shares will be issued. The Company expects to resume the DRIP for the February 5, 2016 distribution payment date, at which time, DRIP shares will be issued in accordance with your original distribution election.